Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LA ROSA HOLDINGS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee(4)
Equity	Common stock, par value $0.0001 each, to be issued pursuant to the La Rosa 2022 Equity Incentive Plan (outstanding options)	Rule 457(h)	80,000	$5.00	(2)	$400,000	(2)	$0.0001476	$59.04

Equity	Common stock, par value $0.0001 each, to be issued pursuant to the La Rosa 2022 Equity Incentive Plan	Rule 457(h)	4,920,000	$2.44	(3)	$12,004,800	(3)	$0.0001476	$1,771.91
Total Offering Amounts						$12,404,800			$1,830.95
Total Fee Offsets									-
Net Fee Due									$1,830.95

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers shares of Common stock, par value $0.0001 per share (“Common Stock”), of La Rosa Holdings Corp. (the “Company” or “Registrant”) (i) authorized for issuance under the La Rosa Holdings Corp. 2022 Equity Incentive Plan (the “2022 Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common stock that may become issuable under the 2022 Plan by reason of any stock split, stock dividend or similar transaction involving the Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act based on the exercise price of 80,000 stock option awards outstanding under the 2022 Plan as of the date of this Registration Statement.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $2.44 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on October 18, 2023.

(4)	Rounded up to the nearest cent.